LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "Agreement") is entered into as of this 24th day of September, 1996, by and between the DEPARTMENT OF BUSINESS AND ECONOMIC DEVELOPMENT, one of the principal departments of the State of Maryland (the "Department") and SWEETHEART CUP COMPANY INC., a Delaware corporation (the "Borrower").

                                    RECITALS

     1. Pursuant to the provisions of Section 7-314 of the State Finance and Procurement Article of the Annotated Code of Maryland (the "Act"), the Economic Development Opportunities Program Fund (the "Fund") was created in order to maximize extraordinary economic development opportunities in the State of Maryland (the "State").

     2. Pursuant to the provisions of the Act, the Governor of the State, with the approval of the Joint Legislative Policy Committee of the Maryland General Assembly (the "Legislative Policy Committee"), is empowered to transfer funds by budget amendment into the expenditure account of an executive agency, which funds may be loaned by the executive agency for the purposes, and pursuant to the criteria, set forth in the Act.

     3. The Fund is not intended to substitute for funds from other State or local programs for which a project may be eligible and for which sufficient resources exist.

     4. Pursuant to the approval of the Legislative Policy Committee, the Department will make a loan to the Borrower in the principal sum not to exceed $1,080,000 (the "Loan").

     5.   The Loan is subject to the terms and conditions of this Agreement and
                                       1
evidenced by a Promissory Note of even date herewith made by the Borrower payable to the Department in the principal amount of the Loan.

     6. The Borrower will: (a) renovate its facility located at 10100 Reisterstown Road, Owings Mills, Maryland (the "Facility") to accommodate the transfer of the Borrower's corporate headquarters from Chicago, Illinois to the Facility; (b) retain 2,000 existing jobs at the Facility; (c) invest a minimum of $30,000,000 in the Facility; (d) acquire and install new printing equipment into the Facility; and (e) transfer at least OR hire up to 50 new employees at the Facility (collectively, the "Project").






















                                       2
     7.   The Loan proceeds will be used for the Improvements (defined below).

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Department and the Borrower agree as follows:

                                   ARTICLE I
                                    --------
                                  DEFINITIONS
                                  ------------

     All accounting terms not specifically defined herein shall have the meanings determined by generally accepted accounting principles, consistently applied. All terms previously defined in this Agreement are incorporated herein by reference. Unless specifically provided otherwise or the context otherwise requires, when used in this Agreement:

     "Application" means the collectively, the letter from James D. Fielder, Jr., to Thomas V. Miller and Casper R. Taylor dated March 8, 1996, the letter from William S. Ratchford, II to the Legislative Policy Committee dated March 25, 1996, and the letter from Michael Volk to James T. Brady dated May 3, 1996.

     "Baltimore County" means Baltimore County, Maryland, a political subdivision of the State of Maryland.

     "Best Efforts" means that Borrower shall, to the maximum extent permitted by law, use and apply all of its powers.

     "Borrower's Contribution" means the Borrower's provision of at least $30,000,000 for the Project to be expended as set forth in the Project Budget.

                                       3
     "County Loan" means the $120,000 loan made by Baltimore County to the Borrower to be expended as set forth in the Project Budget evidenced by the County Note and subject to the County Loan Agreement.

     "County Loan Agreement" means the Loan Agreement of even date herewith executed by the Borrower in connection with the County Loan.

     "County Loan Documents" means all of the documents executed and delivered in connection with the County Loan, including the County Loan Agreement and the County Note, and other documents evidencing or securing the County Loan, and any amendments or modifications thereto.

     "County Note" means the promissory note of even date herewith made by the Borrower payable to the order of Baltimore County evidencing the County Loan.

     "Employee Completion Date" means December 31, 1997.

     "Equipment" means the equipment purchased by the Borrower with the proceeds of the Loan as set forth in the Project Budget.

     "Existing Employee Positions" means 2,000 employee positions at the Facility filled by Permanent, Full-time Employees hired by the Borrower as of April 30, 1996.

     "Facility Completion Date" means December 31, 1996.

     "Governmental Authority" means the United States, the State, or any of their political subdivisions, agencies, departments, commissions, boards, bureaus or instrumentalities, including any local authority having jurisdiction over any aspect of the Project.

     "Improvements" means that portion of the Project financed, in whole or
                                       4
part, with the proceeds of the Loan as shown in the Project Budget, and generally described as follows: the purchase and installation of Equipment all as may be more fully described in the Application.

     "Loan Documents" mean all documents executed and delivered in connection with the Loan and the Obligations, including this Agreement, the Note and any other document, evidencing or securing the Loan, and any amendments or modifications thereto.

     "MITP"  means the Maryland Industrial Training Program.

     "MITP Grant" means the grant or grants in the aggregate amount of $200,000 from MITP to the Borrower for the Project to be expended as set forth in the Project Budget.

     "MITP Grant Documents - $120,000 Grant" means all of the documents executed in connection with the MITP Grant for $120,000 in Grant proceeds.

     "MITP Grant Documents - $80,000 Grant" means all of the documents executed in connection with the MITP Grant in the aggregate amount of $80,000.

     "New Employee Positions" means 50 upper management employee positions at
the Facility each receiving a minimum salary of $35,000 and with the   average
annual salaries of New Employee Positions being at least $50,000. The New Employee Positions shall be in addition to the Existing Employee Positions and will be filled by Permanent, Full-time Employees hired or transferred by the Borrower after April 30, 1996.

     "Note" means the promissory note of even date herewith, in the principal amount of the Loan, duly executed and delivered by the Borrower, evidencing Borrower's payment obligations to the Department.

                                       5
     "Obligations" means all duties of payment, performance and completion owed by the Borrower to the Department, under the Loan Documents and by law, including: (a) the duty of the Borrower promptly to pay the principal, interest, and other sums due on the Note, this Agreement, and any other Loan Documents, as well as all future advances; and (b) the strict observance and performance of all of the provisions of the Loan Documents, time being of the essence, and under all other related documents and instruments evidencing or giving rise to the indebtedness of the Borrower to the Department, including, the repayment of all sums advanced, to be advanced, or which may be advanced by the Department pursuant to or under authorizations contained in this Agreement, or in any other Loan Document.

     "Participating Party" means any person, firm, corporation or entity other than the Borrower or an agent or agency of Borrower identified in the Application as participating in the Project, and further described in Section
3.03 of the Agreement. Identification as a Participating Party signifies that the Department, in determining to make the Loan to the Borrower, relied upon a representation that the Participating Party will complete a specified portion of the Project activity necessary for the completion of the Project.

     "Permanent, Full-time Employees" means an employee who is employed by the Borrower for at least 40 hours per week, without a fixed term of employment and who receives similar benefits as other employees of the Borrower.

     "Project Budget" means the budget for the Project attached hereto as Exhibit B and made a part hereof by reference, and as described in Section 3.01.
---------

     "Property" means the real property owned by the Borrower on which the Project is located and is more particularly described in Exhibit A.
                                                         ---------

                                       6
     "Requirement" means any law, ordinance, code, order, rule or regulation of a Governmental Authority, including, but not limited to, those relating to equal opportunity, prevailing wage, building, and zoning.

     "Secretary" means the Secretary of Business and Economic Development, or a designee.

     "State" means the State of Maryland.

                                   ARTICLE II
                                   ----------
                       TERMS OF THE LOAN AND DISBURSEMENT
                       ----------------------------------

     Section 2.01.  The Loan.
     ------------   --------

     Subject to the terms and conditions of this Agreement, the Department agrees to extend the Loan to the Borrower.

     Section 2.02.  Repayment and Interest.
     ------------   ----------------------

     All sums advanced under the Loan shall be evidenced by the Note and shall be repaid with interest in accordance with the provisions of the Note, the terms and conditions of which are incorporated herein by reference.

     Section 2.03.  Adjustments to Amount of Loan.
     ------------   -----------------------------

     To determine the amount of the Loan, the Department relied in part upon the cost estimates submitted in the Application for the costs of the Project and
                                       7
upon the investment commitments of any Participating Party. The Department reserves the right to reduce the Loan (a) to conform to any modification to which the Borrower and the Department may agree with respect to the Project Budget; (b) if the actual costs for activities are lower than those set forth in the Project Budget; or (c) if the investment by any Participating Party is less than the amounts specified in the Project Budget. No increase in the amount of the Loan may be made.

     Section 2.04.  Disbursements.
     ------------   -------------

     (a)    In General.  Subject to the continued compliance by the Borrower
            ----------
with all of the terms and conditions of this Agreement and the Loan Documents, the continued satisfaction of all conditions precedent to the making of disbursements hereunder, and the continued non-existence of a Default or any event, circumstance, act or omission which with the giving of notice, the passage of time, or both would constitute a Default, the Department shall disburse to the Borrower such sums as the Borrower may request pursuant to a Request for Disbursement, the form of which is attached hereto as Exhibit C.
                                                                  ---------

     (b)    Monthly Disbursement.  All requests for disbursement are to be made
           ---------------------
to the Department at the address specified in Section 6.01, or at any other place that the Department designates. Requests for disbursement shall, at the option of the Department, be submitted no later than 10 business days before the date of the requested disbursement.

     (c)    Disbursements to or on Behalf of Borrower.  All disbursements are to
           ------------------------------------------
be made directly from the Department to the Borrower by check.  The Department
                                       8
shall make disbursements upon presentation by the Borrower of an affidavit by the Borrower acceptable to the Department as satisfactory proof of payments to reimburse the Borrower for payments made for the Improvements.

     (d)    Conditions for All Disbursements.  The obligation of the Department
           ---------------------------------
to make any disbursements of the Loan, including without limitation the first through final disbursements, is subject to the satisfaction of the following conditions as of the date the disbursement is made:

          (i)  Receipt of Request for Disbursement.  The Department shall have
               -----------------------------------
received a completed Request for Disbursement.

          (ii) Representations True.  No representation or warranty of the
               --------------------
Borrower contained herein shall be or have become materially incorrect or inaccurate.

          (iii)     No Defaults.  There shall be no breach, default or event of
                    -----------
default under the terms of any of the Loan Documents, or any Default hereunder, and no event, circumstance, act, or omission shall exist which with the giving of notice, the passage of time, or both would constitute an event of default under any of the Loan Documents or a Default hereunder.

          (iv) Time to Complete Facility.  There shall be sufficient time, in
               -------------------------
the reasonable opinion of the Department, to complete the Project by the Facility Completion Date.

          (v)  Funds to Complete.  In the opinion of the Department, the
                                       9
               -----------------
undisbursed amount of the Loan and the total remaining funds available from each Participating Party specified in the Project Budget are sufficient to pay all unpaid costs of completing the Project.

          (vi) Solvency Certifications.  If requested by the Department, the
               -----------------------
Department shall have received evidence satisfactory to it that there is not pending against the Borrower, a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under bankruptcy laws of the United States or of any state, or any other action brought under the aforesaid bankruptcy laws. The Department shall have the right to request such certifications at any time during the Loan term.

          (vii)     No Adverse Change.  There shall have been no materially
                    -----------------
adverse change in the Borrower's financial condition from that reflected in its financial statements most recently submitted to the Department prior to the closing.

     (e) The Borrower's right to borrow hereunder shall terminate on the Facility Completion Date.

     (f) Upon each disbursement, the Borrower shall be deemed to have issued each of the representations and warranties contained in Section 4.01 of this Agreement.

               Section 2.06.   Conditions Precedent to Initial Disbursement For
               ------------
the Improvements.

                                       10
                    Before making the initial disbursement of Loan proceeds for the Improvements, the Department shall receive the following in form and content satisfactory to the Department:

     (a) An opinion of Maryland counsel to the Borrower addressed to the Department.

     (b) Copies of the insurance certificates required in Section 4.02 (g) of this Agreement.

     (c)  A copy of the executed Loan Documents.

     (d)  Title report on the Property.

     (e) A copy of the recorded deed of conveyance of the Property to the Borrower and any unrecorded deeds.

     (f) A completed Request for Disbursement, in the form attached hereto as Exhibit C.


     (g) A copy of the recorded Articles of Incorporation and the By-laws of the Borrower.

     (h) A corporate resolution of the Borrower, authorizing it to enter into the documents executed in connection with the Loan and the County Loan.

     (i) Good Standing Certificates for the State and the State of Delaware, stating that the Borrower is a corporation in good standing in its state of incorporation and is in good standing and qualified to do business in the State.

     (j)  Executed copies of the County Loan Documents.
                                       11

     (k)  Executed copies of the MITP Grant Documents -$120,000 Grant.

     (l) A certificate signed by an officer of the Borrower that certifies that the Borrower has hired the Permanent, Full-time Employees for the Existing Employee Positions.

     (m) Any other documents, instruments, opinions and agreements as the Department and its counsel reasonably may require.

     (n)  List of Equipment purchased for the Project.

     (o) Affidavit of Borrower certifying that Borrower has purchased the Equipment.

     (p) Affidavit of Borrower certifying that Borrower has transferred its corporate headquarters to the Facility and has acquired and installed new printing equipment at the Facility.

     Section 2.07.  Certification
     ------------

     Within 10 days after the Facility Completion Date, the Department has received and approved a certification of the total costs of the Project in the form attached hereto as Exhibit D.
                        ---------


                                  ARTICLE III
                                   ----------
                         PROJECT BUDGET AND ACTIVITIES
                          ----------------------------
                                       12

     Section 3.01.  Project Budget.
     ------------   --------------

     The Project Budget sets forth all Project costs. No changes may be made to any item in the Project Budget without the approval of the Department.

     Section 3.02.  Participating Parties.
     ------------   ---------------------

     The Participating Parties and the activities to be carried out by each Participating Party in connection with the Project shall consist of the following, and the failure of the Participating Party to complete the activities shall constitute a default under this Agreement :

     (a)  Baltimore County, which shall make the County Loan to the Borrower.

     Section 3.03.  Employee Requirements of Recipient.
     ------------   ----------------------------------

     (a) The Department will forgive the principal amount of the Loan (the "Forgiven Principal"), and the interest attributable to the Forgiven Principal if all of the following are satisfied:

          (i)  The Borrower is not in default under the Loan Documents;

          (ii) The Borrower is not in default under the County Loan Documents;

          (iii) The Borrower invests the Borrower's Contribution in the Project by the Facility Completion Date;

          (iv) In the  reasonable discretion of the Department, the requisite
                                       13
number of Existing Employee Positions have been filled with Permanent, Full-time Employees from April 30, 1996 to the Employee Completion Date;

          (v) In the reasonable discretion of the Department, the Borrower hires Permanent, Full-time Employees in the New Employee Positions by the Facility Completion Date and maintains the requisite number until the Employee Completion Date;

          (vi) The Borrower installs new printing equipment at the Facility by the Facility Completion Date; and

          (vii) The Borrower has completed the relocation of its headquarters to the Facility by the Facility Completion Date.

     (b)  Before the Department is obligated to provide forgiveness set forth in
(a) above, the Borrower must provide the Department at least 60 days prior written notice of the anticipated date that the Borrower will have satisfied the requirements of (a) above and supporting documentation acceptable to the Department.


     Section 3.05.  Employee Reporting Requirements.
     ------------   --------------------------------

     (a) On the first day of the third month after the date of this Agreement and on the same day of each succeeding third month during the term of the Loan, and on the date on which the Borrower requests forgiveness of the Loan, the
Borrower shall submit to the Department:  (i)  An affidavit with the number   of
the Permanent, Full-time Employees employed in the Existing Employee Positions, and (ii) An authorization permitting the Department to obtain a copy of DLLR/OUI16 from the Maryland Department of Labor, Licensing and Regulation, to be accompanied by a certificate signed by an officer of the Borrower that
                                       14
certifies that affidavit is true and accurate and that the Existing Employee Positions were held by Permanent Full-time Employees.

     (b) On the first day of the third month after the date of this Agreement, and on the same day of each succeeding third month thereafter during the term of the Loan, the Borrower shall submit to the Department; (i) a list of the names of the Permanent, Full-time Employees employed in the New Employee Positions, and (ii) the social security number, the hourly or annual pay rate, and a general description of available benefits for each listed Permanent, Full-time Employee, to be accompanied by a certificate signed by an officer of the Borrower that certifies that the report and list are true and accurate and that the New Employee Positions were held by Permanent Full-time Employees.

     (c) Upon the request of the Department, the Borrower shall provide the Department with any information and reports that the Department determines, in its discretion, are needed to confirm or verify the employment information submitted by the Borrower. The Borrower shall permit the Department to inspect the employee records of the Borrower to confirm the employee information submitted by the Borrower to the Department.

     (d) If the Department forgives the Loan as provided in Section 3.04 (a), the Borrower shall continue to submit to the Department the reports required in
Section 3.05(a) and (b) until 6 months after the Loan is forgiven.

                                   ARTICLE IV
                                   ----------
                        REPRESENTATIONS, WARRANTIES AND
                        --------------------------------
                           COVENANTS OF THE BORROWER
                           --------------------------

     Section 4.01.  Representations and Warranties.
     ------------   ------------------------------

     The Borrower represents and warrants as follows:

     (a)  The Borrower:

          (i) Is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware;

          (ii) Has the power and authority to consummate the transactions contemplated hereby; has taken all necessary action to authorize the execution, delivery, and performance of this Agreement and the other Loan Documents executed and delivered by it; and

          (iii) Is duly qualified to do business and is in good standing in the State and in each jurisdiction in which the character of properties owned by it or the transaction of its business make such qualification necessary.

      (b) The Borrower has full power and authority to enter into this Agreement, to make the borrowings hereunder, to execute and deliver the Note and the other Loan Documents to which it is a party, and to perform and comply with the terms, conditions, and agreements set forth herein and therein, all of which have been duly authorized by all proper and necessary action of the Borrower.
No consent or approval of any other person or public authority or regulatory body is required as a condition to the validity of this Agreement, the Note, or the other Loan Documents, or, if required, the same has been obtained.

     (c) This Agreement and each of the Loan Documents have been properly executed and delivered by the Borrower, in the manner and form as to comply with all requirements necessary to make this Agreement, the Note and the Loan Documents the valid and legally binding and enforceable act and agreement of the Borrower.
                                       16

     (d) There is no controversy, proceeding, or litigation of any nature now pending or threatened in any court or before any governmental agency which:

           (i) Questions the validity or enforceability of this Agreement and the other Loan Documents, or any action taken or to be taken under it; or

          (ii) Is likely to result in any material adverse change in the authorities, properties, assets, liabilities, or conditions (financial or otherwise) of the Borrower which would materially and substantially impair the Borrower's ability to perform any of the obligations imposed upon the Borrower by this Agreement and the other Loan Documents.

     (e) The representations, statements, and other matters in the Application were true and complete in all material respects as of the date of the Application. The Borrower is aware of no event which would require any amendment to the Application in order to make such representations, statements, and other matters true and complete in all material respects and not misleading in any material respect as of the effective date of this Agreement, and the Borrower is aware of no event or other fact which should have been, and has not been, reported in the Application as material information.

     (f) The Borrower has obtained, or has caused to be obtained, all approvals from and reviews by all Governmental Authorities of the Requirements for the Project, or has reasonable assurances that such approvals will be obtained.

     (g) There is no Default on the part of the Borrower under this Agreement or the Note, and no event has occurred or is continuing which with notice, or the passage of time, or both, would constitute a Default under this Agreement or the Loan Documents.

     (h)  The Borrower has complied and will continue to comply with all
                                       17
Requirements, except as set forth in Exhibit E of this Agreement.

     (i) The Borrower shall comply with the State's policy concerning drug and alcohol free workplaces, as set forth in COMAR 01.01.1989.18 and 21.11.08, and shall remain in compliance throughout the term of this Agreement.

     (j) All utility services necessary for the construction and operation of the Project and the Property for its intended purposes are available to the Project and the Property, including water supply of sufficient quantity and pressure, storm and sanitary sewer facilities of adequate capacities, gas, electric and telephone facilities. The Borrower has procured, or hereby agrees to use its best efforts to procure, from the appropriate State, county, municipal, and other authorities and corporations, connection and discharge arrangements for the supply of water, gas, electricity and other utilities and sewage and industrial waste disposal for the operation of the Project and the Property.

     (k) All roads necessary for the full utilization of the Property and the Project for its intended purposes have either been completed or the necessary rights of way therefor have either been acquired by the Borrower or the appropriate Governmental Authority or have been dedicated to public use and accepted by such Governmental Authority or will be so acquired or dedicated within a period of time satisfactory to the Department, and all necessary steps have been taken by the Borrower and such governmental authority to assure the complete construction and installation thereof in accordance with law and all applicable governmental or quasi-governmental requirements.

     (l) The intended use of the Property and the Project will not violate any zoning or other ordinance, regulation or law, restrictive covenant or agreement of the Borrower (either now in existence or known by the Borrower to be proposed) applicable to the Property or its use, and all requirements for such use have been satisfied.
                                       18

     (m) The Borrower intends that the proceeds of the Loan will be used solely for the Improvements.

     (n) There is no provision in the Borrower's Articles of Incorporation or By-laws or provision of any existing mortgage, deed of trust, indenture, contract or agreement binding on the Borrower or affecting its property or the Property which would conflict with or in any way prevent the execution, delivery, or performance of the terms of this Agreement, or of any of the other Loan Documents executed and delivered by the Borrower, or which would be in default or violated as a result of such execution, delivery or performance.

     (o) The Borrower's financial statements previously delivered to the Department or reviewed by the Department, have been prepared in accordance with generally accepted accounting principles consistently applied, except as set forth therein, and are complete and correct and fairly and accurately present the financial condition of the Borrower as of their date and the results of its operations for the period(s) then ended. The Borrower represents that there has been no material adverse change in the financial condition of the Borrower or the results of its operations since the date(s) of such financial statements.

     (p) All information contained in any financial statement, application, schedule, report, certificate, opinion, or any other document given by the Borrower in connection with the Loan or with any of the Loan Documents is in all material respects true and accurate, and the Borrower has not omitted to state any material fact or any fact necessary to make such information not misleading.

     (q) All taxes imposed upon the Borrower, the Facility and its other properties, operations, and income have been paid and discharged prior to the date when any interest or penalty would accrue for nonpayment.

     (s)  The Borrower has hired Permanent, Full-time Employees to fill the
                                       19
Existing Employee Positions.

     Section 4.02.  Borrower's Covenants.
     ------------   --------------------

     The Borrower covenants as follows:

     (a) The Borrower shall satisfy all applicable Requirements for operation of the Facility by the Facility Completion Date. However, the violations set forth in Exhibit E shall be satisfied by the Borrower by January 1, 1997.

     (b) If at any time the unpaid costs of the Project exceed the undisbursed balance of the Loan and the Borrower's Contribution, the Department may require the Borrower to provide (from sources other than the Loan and the Borrower's Contribution) the funds necessary to pay the difference between the undisbursed balance of the Loan and the funds required to complete the Improvements in compliance with all Requirements. Any funds so required shall be advanced before any further disbursement of the Loan proceeds.

     (d)  The Borrower shall:

          (i) Promptly pay the Obligations and the principal of and the interest accruing on the Loan, at the date and place and in the manner provided in the Note; and

           (ii)      Punctually keep and perform all of the Obligations.

     (e)  The Borrower shall:

           (i) Keep and maintain, or cause to be kept and maintained, the Property and the Project in good order, condition and repair;

                                       20
           (ii) Make or cause to be made all needed and proper replacements to the Property and the Project so that the Property and the Project will at all times be in good condition, fit and proper for the purposes for which they were originally erected or installed;

           (iii)     Not permit any waste of the Property and the Project;

           (iv) Observe and comply with, or cause to be observed and complied with, all Requirements, provided however, the violations set forth in Exhibit E shall be satisfied by the Borrower by January 1, 1997;

          (v) Operate, or cause to be operated, the Project in the manner in which similar projects are operated by persons operating a first-class business of a similar nature;

          (vi) Keep and maintain all portions of the Property and the sidewalks, curbs and passageways adjoining the same in a clean and orderly condition, free of dirt, rubbish, snow, ice and unlawful obstructions;

           (vii) Procure, or cause to be procured, any and all necessary permits, certificates, licenses or other authorizations required for the Property's use as set forth in the Application, and observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits, privileges, franchises and concessions which are now applicable to the Property or which may be applicable in the future;

          (viii) Not use or occupy the Project and the Property or permit the same to be used or occupied in any manner which would cause structural injury to the Property or which would cause the value or the usefulness of the Property or any part thereof to diminish (ordinary wear and tear for its business excepted), or which would constitute a public or private nuisance, or waste.
                                       21

     (f) The Borrower shall deliver to the Department as soon as available executed copies of the MITP Grant Documents - $80,000 Grant.

     (g) The Borrower shall maintain, or cause to be maintained, the following types of insurance coverage on the Project:

          (i) "All risk" coverage in amounts necessary to prevent the application of any co-insurance provisions up to the full replacement value of the Project but in no event less than the aggregate amount of the Loan outstanding from time to time;

           (ii) General public liability and property damage coverage in amounts usually carried by similar operations against claims for bodily injury, death, or damage to property occurring on the Project;

          (iii) Workers' Compensation insurance coverage covering all of Borrower's employees at the Facility; and

           (iv) During any period of construction on the Project, builders risk insurance of the type customarily carried in the case of similar construction for the full replacement cost of work in place and materials stored at or upon the Project.

All such insurance policies shall be with responsible companies acceptable to the Department.

     (h) The Borrower releases the Department and the State from, agrees that the Department and the State shall not have any liability for, and agrees to protect, indemnify and save harmless the Department and the State from and against any and all liabilities, suits, actions, claims, demands, losses, expenses and costs of every kind and nature incurred by, or asserted or imposed
                                       22
against, the Department or the State, as a result of or in connection with the Project. All money expended by the Department as a result of such liabilities, suits, actions, claims, demands, losses, expenses or costs, together with interest at the rate provided in the Note from the date of such payment, shall constitute an additional indebtedness of the Borrower and shall be immediately and without notice due and payable by the Borrower to the Department. This
Section 4.02 (h) shall survive the termination of this Agreement.

     (i) The Borrower shall keep and maintain any books, records, and other documents that may be required by any procedures now or hereafter applicable to loans made by the Department from the Fund, and as may be reasonably necessary to reflect and disclose fully the amount and disposition of the Loan, the total cost of the activities paid for, in whole or in part, with the proceeds of the Loan, and the amount and nature of all investments related to such activities which are supplied or to be supplied by other sources. All books, records and other documents shall be maintained at the offices of the Borrower (except that books, records, and other documents of a Participating Party which are subject to this Section may be maintained at the offices of such Participating Party) for inspection, copying, audit and examination at all reasonable times by any duly authorized representative of the Department. All such books, records and other documents shall be maintained until the first to occur of (i) three years after completion of the Project or (ii) the completion of an audit of the Project by the State.

     (j) Any duly authorized representative of the Department shall, at all reasonable times, have access to all portions of the Project and the Property.

     (k) The Borrower certifies that it does not discriminate, and covenants that it shall not discriminate, on the basis of (1) political or religious opinion or affiliation, marital status, race, color, creed or national origin, or (2) sex or age, except where sex or age constitutes a bona fide occupational qualification, or (3) the physical or mental disability of a qualified
                                       23
individual with a disability. The Borrower shall submit to the Department, at the Department's request, information relating to the Borrower's operations, with regard to political or religious opinion or affiliation, marital status, physical or mental disability, race, color, creed, sex, age, or national origin, on a form to be prescribed by the Department.

     (l) The Borrower certifies and covenants that it shall make a good faith effort to eliminate illegal drug use and alcohol and drug abuse from its workplace during the term of this Agreement. Specifically, the Borrower shall:

          (i) Prohibit the unlawful manufacture, distribution, dispensation, possession, or use of drugs in its workplace;

          (ii) Prohibit its employees from working under the influence of alcohol or drugs;

          (iii) Not hire or assign to work on an activity funded in whole or part with State funds, anyone whom it knows, or in the exercise of due diligence should know, currently abuses alcohol or drugs and is not actively engaged in a bona fide rehabilitation program;

          (iv) Promptly inform the appropriate law enforcement agency of every drug related crime that occurs in its workplace if it or its employee has observed the violation or otherwise has reliable information that a violation has occurred; and

          (v) Notify employees that drugs and alcohol abuse are banned in the workplace, impose sanctions on employees who abuse drugs and alcohol in the work place, and institute steps to maintain a drug and alcohol free workplace.

     (m) The Borrower will furnish to the Department during the term of the Loan, and if the Loan is forgiven as provided in Section 3.04(a), for six (6)
                                       24
months after such time:

          (i) As soon as available but in no event more than 90 calendar days after the close of each of the Borrower's fiscal years a copy of the Borrower's annual SEC form 10-K report, if any; and

          (ii) Any additional information, reports or statements as the Department may from time to time reasonably request.

     (n) The Borrower shall comply with all applicable federal, state and local laws, rules and regulations in connection with the Project and the Facility. However, the violations set forth in Exhibit E shall be satisfied by the Borrower by January 1, 1997.

     (o) The Borrower will promptly notify the Department of any action or prospective claims or litigation, including tax deficiencies, which may be asserted against the Borrower, and any prospective condemnation, change of zoning, or other action affecting the Property or the Project.

     (p) If at any time the Property is in, or becomes located in, an area that has been identified by the Federal Insurance Administration as having special flood hazards, and in which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, the Borrower shall purchase and maintain a flood insurance policy satisfactory to the Department. In the event that the Property is not in an area having special flood hazards, the Borrower shall deliver to the Department on or prior to the initial disbursement of the Loan proceeds and thereafter upon request, a certificate or letter issued by its insurance company stating that the Property is not in such a flood hazard area.

     (q) The Borrower shall not, without the prior written consent of the Department, initiate, join in, or consent to any change in, any restrictive
                                       25
covenant, easement, zoning ordinance, or other public or private restriction limiting or defining the uses which may be made of the Property and the Project or any part thereof. The Borrower will promptly perform and observe, or cause to be performed and observed, all of the terms, covenants and conditions of all instruments of record affecting the Property, non-compliance with which may affect the security of this Agreement, or which may impose any duty or obligation upon the Borrower or any lessee or other occupant of the Property, or any part thereof, and the Borrower shall do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.

     (r) The Borrower will not amend the terms of the documents executed in connection with the County Loan without the prior written consent of the Department.

     (s) The Borrower will maintain the requisite number of, Permanent, Full-time Employees in the Existing Employee Positions at the Facility during the term of this Agreement.

     (t)  The Borrower will maintain its corporate headquarters in the State.

     (u) The Borrower covenants to resolve the violations set forth in Exhibit E by January 1, 1997.

                                      ARTICLE V
                                      ---------
                                     DEFAULT AND REMEDIES
                                     --------------------

     Section 5.01. Defaults.
     ------------  --------
                                       26

     A Default shall have occurred:

     (a) If the Borrower fails to pay the principal amount of the Loan and interest thereon according to the terms and conditions of the Note ; or

     (b)  If the Borrower fails to perform the Obligations; or

     (c) If the Borrower fails to maintain the Permanent, Full-time Employees in the Existing Employee Positions during the term of this Agreement; or

     (d) If any Loan proceeds are used for any purpose other than as authorized in the appropriate provisions contained in this Agreement or in the Loan Documents; or

     (e) If the Borrower breaches any covenant, agreement or provision in this Agreement or in any other document executed by the Borrower in connection with the Loan; or

     (f)  If the Borrower defaults under the terms of the County Loan Documents;
or

     (g) Any change in any zoning ordinance or any other public restriction is enacted, limiting or defining the uses which may be made on the Facility or any part thereof; or

     (h) The Borrower fails to comply with any requirement of any Governmental Authority having jurisdiction within 30 days after notice in writing of such requirement shall have been given to the Borrower; or if any proceeding is commenced or action taken to enforce any remedy for a violation of any requirement of a Governmental Authority or any restrictive covenant affecting the Property or any part thereof;
                                       27

     (i) If any portion of the Property is condemned that results in any reduction of the Borrower's operations at the Facility; or

     (j) Any representation or warranty made herein or any statement or representation made in any certificate, report or opinion (including legal opinions), financial statement or other instrument furnished in connection with this Agreement (including Requests for Disbursements submitted under Article II hereof) or any of the other Loan Documents, prove to be incorrect in any material respect;

     (k) If any court of competent jurisdiction makes a final order (i) adjudicating the Borrower a bankrupt, (ii) appointing a trustee or receiver of the Property or substantial part of the property of the Borrower, (iii) approving a petition for, or effecting an arrangement in, bankruptcy, a reorganization pursuant to federal bankruptcy law, or any other judicial modification or alteration of the rights of the Department or of other creditors of the Borrower, or (iv) assuming custody or sequestering any substantial part of the property of the Borrower; or if the Borrower (A) files such a petition,
(B) takes or consents to any other actions seeking any such judicial order, (C) makes an assignment for the benefit of creditors, or (D) makes an admission in writing of an inability to pay debts generally as they become due; or

     (l) If final judgment for the payment of money in excess of $300,000 is rendered against the Borrower and the judgment is not discharged or a stay of execution thereon or a supersedeas bond is not procured within thirty (30) days from the date of entry thereof, or if thereafter the judgment remains unsatisfied for a period of thirty (30) days after the termination of any such stay of execution thereon or supersedeas bond; or

     (m) Unless the written consent of the Department is previously obtained, which consent will not be unreasonably withheld, the sale of all or
                                       28
substantially all of the business assets of the Borrower or the commencement of any proceeding to dissolve or liquidate the Borrower, or the occurrence of any change in the form of business entity through which the Borrower presently conducts its business, or the occurrence of any merger or consolidation involving the Borrower; or

     (n)  Without the Department's prior express written consent thereto, the
Borrower:
           (i) Is dissolved either by operation of law, or in any other manner, voluntarily or otherwise; or

     (o) If any Participating Party does not complete the activities required under this Agreement or defaults under any documents executed in connection with activities required under this Agreement; or

     (p)  If the Borrower ceases to operate at the Facility.


          Section 5.02   Remedies.
          ------------   --------

     (a)  Upon the occurrence of any Default, the Department may:

          (i) Suspend the Borrower's authority to receive any undisbursed Loan proceeds at any time. If termination occurs, the Borrower's authority to receive Loan proceeds shall terminate as of the date of the Default, and the Borrower shall have no right, title or interest in or to any remaining Loan proceeds; and

          (ii) Notwithstanding the schedule of payments referred to in the Note, require immediate prepayment of the entire outstanding principal indebtedness and accrued interest;; and

                                       29
          (iii) At any time or from time to time proceed to protect and enforce all rights and remedies available to the Department under the Loan Documents, this Agreement by suit or by any other appropriate proceedings, whether for specific performance of any covenant or agreement contained in the Agreement, or damages, or other relief, or proceed to take any action authorized or permitted under applicable law or regulations.

     (b) All remedies provided for in this Agreement are cumulative and shall be in addition to any and all other rights and remedies available to the Department at law or in equity. The exercise of any right or remedy by the Department shall not in any way constitute a cure or waiver of any default by the Borrower, nor invalidate any act done pursuant to any notice of Default, nor prejudice the Department in the exercise of those rights.

     (c) The failure of the Department to insist upon performance of any term of this Agreement shall not be deemed to be a waiver of any term of this Agreement. No act of the Department shall be construed as an election to proceed under any one provision in this Agreement to the exclusion of any other provision.

     (d) If the Department suspends or terminates this Agreement, the rights and remedies available to the Department shall survive the suspension or termination.

                                   ARTICLE VI
                                   ----------
                                 MISCELLANEOUS
                                 --------------

     Section 6.01.  Notices.
     ------------   -------

                                       30
     (a) All amendments, notices, requests, objections, waivers, rejections, agreements, approvals, disclosures and consents of any kind made pursuant to this Agreement shall be in writing.

     (b) Any communication shall be deemed effective for all purposes as of the date the communication is mailed, postage prepaid, by registered or certified mail, return receipt requested, to be delivered only to the office of the addressee, addressed as follows:

          (i)  Communications to the Department shall be mailed to:

          Director, Community Financing Group
          DEPARTMENT OF BUSINESS AND ECONOMIC
          DEVELOPMENT
          217 East Redwood Street, 22nd Floor
          Baltimore, Maryland 21202

With a copy to the Counsel to the Community Financing Group, on the 11th Floor at the same address.

          (ii) Communications to Borrower shall be mailed to:

          SWEETHEART CUP COMPANY INC.
          10100 Reisterstown Road
          Owings Mills, Maryland  21117 ATTN: Vice President and General Counsel

     Section 6.02.   Assignment.
     ------------   -----------

     No right, benefit, or advantage inuring to the Borrower under this Agreement and no burden imposed on the Borrower hereunder may be assigned without the prior written approval of the Department.
                                       31

     Section 6.03.  Successors Bound.
     ------------   ----------------

     This Agreement shall bind, and the rights, benefits and advantages shall inure to, the Borrower's successors.

     Section 6.04.  Severability.
     ------------   ------------

     The invalidity of any article, section, subsection, clause or provision of this Agreement shall not affect the validity of the remaining articles, sections, subsections, clauses or provisions hereof.

     Section 6.05.  Entire Agreement.
     ------------   ----------------

     This Agreement constitutes the entire agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the Loan.

     Section 6.06.  Amendment of this Agreement.
     ------------   ---------------------------

     This Agreement, or any part hereof, may be amended from time to time hereafter only in writing executed by the Department and the Borrower.


     Section 6.07.  Section References.
     ------------   ------------------

     All references in this Agreement to particular sections refer to sections
                                       32
of this Agreement, unless otherwise noted.

     Section 6.08.  Disclaimer of Relationships.
     ------------   ---------------------------

     The Borrower acknowledges that the obligation of the Department is limited to making the Loan in the manner and on the terms set forth in this Agreement. Nothing in this Agreement, nor any act of either the Department or of the Borrower, shall be deemed or construed by either of them, or by third persons, to create any relationship of third-party beneficiary, principal and agent, limited or general partnership, or joint venture, or of any association or relationship whatsoever involving the Borrower and the Department.

     Section 6.09.  Governing Law.
     ------------   -------------

     This Agreement shall be governed by and construed according to the laws of the State.

     Section 6.10.  Effective Date.
     ------------   --------------

     The effective date of this Agreement shall be the date that the Department enters on the face of this Agreement.

     Section 6.11.  Term of This Agreement.
     ------------   ----------------------

     Unless sooner terminated pursuant to Article V of this Agreement, or by the mutual consent of the Borrower and the Department, this Agreement shall continue and remain in full force and effect until the Loan, together with interest and all other sums due and owing in connection with this Agreement or the Loan, have
                                       33
been paid in full to the satisfaction of the Department. Upon payment in full of the Loan together with interest and all other sums due and owing in connection with this Agreement or the Loan from any source whatsoever, this Agreement shall be terminated.


          IN WITNESS WHEREOF, the Borrower and the Department hereto have caused this Agreement to be executed, sealed and delivered as of the day and year first above written.

WITNESS:                                DEPARTMENT OF BUSINESS AND
                                        ECONOMIC DEVELOPMENT



/s/ Patricia J. Reed                    By: /s/ James D. Fielder, Jr. (SEAL)
   ----------------------                   -------------------------
                                        James D. Fielder, Jr. Ph.D.
                                        Deputy Secretary

WITNESS:                                SWEETHEART CUP COMPANY INC.



                                        By: /s/Lawrence W. Ward, Jr.   (SEAL)
                                  -------------------
                                        Lawrence W. Ward, Jr.
                                        Vice President and Chief Financial
                                        Officer



                                       34
Approved for form and legal sufficiency this 18th day of September, 1996.

/s/ Ilene S. Hunter
-------------------
Assistant Attorney General


STATE OF MARYLAND, COUNTY OF BALTIMORE, TO WIT:

     I HEREBY CERTIFY that on this 25th day of September, 1996, before me, a Notary Public of the State of Maryland, in and for the State and City/County aforesaid, personally appeared James D. Fielder, Jr., Ph.D., who acknowledged himself to be the Deputy Secretary of BUSINESS AND ECONOMIC DEVELOPMENT of the State of Maryland, a principal department of the State of Maryland, known or satisfactorily proven to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the foregoing Agreement on behalf of the DEPARTMENT OF BUSINESS AND ECONOMIC DEVELOPMENT for the purposes therein contained as the duly authorized Deputy Secretary of BUSINESS AND ECONOMIC DEVELOPMENT of the State.

AS WITNESS my hand and Notarial Seal.

/s/ Jane B. Silver
------------------
Notary Public:

My Commission expires:
November 1, 1998

STATE OF MARYLAND, CITY OF BALTIMORE, TO WIT:

     I HEREBY CERTIFY that on this 9th day of September, 1996, before me, a
                                       35
Notary Public in and for the State of Maryland, personally appeared Lawrence W. Ward, Jr., who acknowledged that he executed the foregoing Agreement on behalf of the Borrower for the purposes therein contained as its duly authorized Vice President and General Counsel.

AS WITNESS my hand and Notarial Seal.


/s/ Marlene Theresa Glaeser
---------------------------
Notary Public

My Commission expires:
April 27, 1999







Item                                                   EDOP    Baltimore County   Borrower's      MITP       Total
                                                       Loan        Contribution    Grant

                                                       ----    ----------------   ----------      ----       -----

1.   M.I.S. Hardware, Software and Installation    $ 1,080,000 $      120,000  $   14,000,000            $ 15,200,000

2.   Renovation Costs                                                          $      750,000            $  1,000,000

3.   Training Costs - Existing Employees                                                       $ 200,000 $    200,000

4.   Plant and Equipment                                                       $   15,250,000            $ 15,000,000
                                                   ----------- --------------  --------------  --------- ------------
5.   Total Costs                                   $ 1,080,000 $      120,000  $   30,000,000  $ 200,000 $ 31,400,000
                                                   =========== ==============  ==============  ========= ============




                                                                       Exhibit C
                                                                     Page 1 of 3

                            REQUEST FOR DISBURSEMENT
                            ------------------------

1.   Project Name: SWEETHEART CUP COMPANY INC.  No.:

2.   Applicant:  SWEETHEART CUP COMPANY INC.

3.   Request No. (number consecutively):

4.   Period Covered:  From     -    -     to      -    -

5.

        Activity          Actual Cost (&    Amount Requested   Cumulative Amount
                           Contract # if   from Department in   Requested from
                            applicable)       this Request    Department to date

a.  MIS Software        $    15,200,000    $    1,080,000     $    1,080,000





                                       37


















         Total:         $    15,200,000    $    1,080,000     $    1,080,000


Instructions:
------------

(1) For each activity, list in the first column the actual cost respective activity, e.g., Contract 7A, Sewage Pump Station, $5,000, anticipated from the
Department.   $2,500; in the second column list the amount being requested from the Department for that activity.

(2) Cost figures must be supported by adequate documentation (paid invoices for equipment, etc.).

                                       38
(3) The Department will not honor requests for disbursement of an amount greater than the lesser of: the amount the Department is to pay for a particular activity in the Project Budget, or the actual cost of the work performed.

Certification:
-------------

     We certify that the attached request is for work actually performed in connection with the Project as approved by the Department; that this request is not for previously requested funds, and that an inspection has been made and the undersigned have found it to be satisfactory, and have accepted the work performed, for which payment is requested.

     We further certify that the attached request for Equipment is for equipment for the Project that has been purchased and installed at the Facility and an inspection has been made and the undersigned have found it to be satisfactory and have accepted the Equipment for which payment is requested.

     We further certify that, for initial disbursements, the conditions to be satisfied prior to the initial disbursement of funds as set forth in the Loan Agreement between the Borrower and the Department ("Agreement"), have been met.

     We further certify that no default exists under the Agreement or the Promissory Note, executed in connection with the Agreement.

     We further certify that the representations and warranties made by the Borrower in the Agreement remain true and correct, as of the date of this disbursement request.



                                       39




     We further certify that, in the opinion of the undersigned, there is sufficient time to complete the Improvements and the Project, by the dates required in the Agreement.

By:                                     By:
Signature (Architect/Engineer)          Signature




Name & Title Typed                      Name & Title Typed
Date:                                   Date:



                                        SWEETHEART CUP
                                        COMPANY INC.



                                        By:
                                        Name:
                                        Title:





                                       40

                                   EXHIBIT D

            ECONOMIC DEVELOPMENT OPPORTUNITIES PROGRAM FUND ("EDOP")
               FINAL REPORT AND CERTIFICATION OF COMPLETION COSTS
                              (THE "FINAL REPORT")

1.  Project Name:  SWEETHEART CUP COMPANY INC.
2.  Borrower:  SWEETHEART CUP COMPANY INC.
3.  Period Covered:  From   /   /     through    /   /

                              Costs Paid By       Costs Paid By
4.   Activity                 EDOP Loan           Other Sources*
                              ---------           -------------
     a.   MIS Software        $1,080,000
     b.   Machinery
     c.   Renovations
     d.   Training
     e.   Plant and Equipment

                    TOTAL     $1,080,000          $30,320,000

*(Please specify in parenthesis the entity which paid each particular cost.)

CERTIFICATION:

          I certify that the above costs have been incurred for work actually performed in accordance with an EDOP loan to Sweetheart Cup Company Inc., (the "Recipient") for the above named Project. This Final Report is being submitted to the Director of the Community Financing Group within 10 days after the Facility Completion Date of the Project. Within 30 days of approval of this Final Report by the Director of the Community Financing Group, any funds received by Sweetheart Cup Company Inc. pursuant to the terms of the EDOP loan which exceed the approved total of Project costs to be paid by the EDOP loan shall be returned to the State of Maryland through the Director of the Community Financing Group.


ATTEST:                            SIGNED:
Name:                              Name:
Title:                             Title:
                                   Date: